Exhibit 99.1

Vislink Announces Distribution of Series A Preferred Stock to
Holders of its Common Stock

November 9, 2022

Mt. Olive, NJ., Nov. 9, 2022 — Vislink Technologies, Inc., (NASDAQ: VISL) (“Vislink” or the “Company”), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, today announced that as of November 9, 2022, its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series A Preferred Stock, par value $0.00001 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on November 21, 2022. The shares of Series A Preferred Stock are expected to be distributed to such recipients at 5:00 p.m. Eastern Time on November 22, 2022. The outstanding shares of Series A Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series A Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series A Preferred Stock).

All shares of Series A Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series A Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation effecting the reverse stock split at such meeting.

The Series A Preferred Stock will be uncertificated, and no shares of Series A Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series A Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Additional details regarding the Series A Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

Further details regarding a special meeting of shareholders of the Company to consider a reverse stock split are anticipated to be contained in a definitive proxy statement on Schedule 14A to be filed by the Company with the SEC. This special meeting will be separate and apart from the previously announced 2022 annual meeting of stockholders of the Company scheduled to be held on December 27, 2022. The special meeting will relate solely to a proposal to potentially effect a reverse stock split. Shares of Series A Preferred Stock will not be eligible to participate in the 2022 annual meeting.

This communication does not constitute a solicitation of any vote or approval of any matter. Investors will be able to obtain a free copy of the definitive proxy statement for the separate 2022 annual and special meetings, when available, and other relevant documents filed by Vislink with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the applicable proxy statement, when available, and other relevant documents from VISL’s website at www.vislinkcom or by directing a request to Vislink Technologies, Inc., Attn: Corporate Secretary, 350 Clark Drive, Mt. Olive, NJ 07828, or by calling (908) 852-3700.

1

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G and AI-driven technologies for automated news and sports productions.

The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Forward Looking Statements:

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding a potential reverse stock split of the Common Stock, the Company’s strategy, future operations, future financial position, future revenues including from bookings activity, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities, acquisitions integration, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements.. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2021, as amended on May 2, 2022 and September 21, 2022, and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Media Relations:

Charlotte van Hertum

Charlotte.vanhertum@vislink.com

Investor Relations:

investors@vislink.com

2